Articles of Amendment
to
Articles of Incorporation
of

AF Ocean Investment Management Company

(Name of Corporation as currently filed with the Florida Dept. of State)

P03000037353

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____
____
____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____
____
____

FILED
12 AUG 30 AM 10:18
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________________________

____
(Florida street address)

New Registered Office Address: _______________________________, Florida ______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. **If amending or adding additional Articles, enter change(s) here**:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV

The total authorized capital stock of the corporation shall be five billion 5,000,000,000 shares of common stock with a par value of $.01 per share, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof.

Each share of stock shall have voting privileges and will be eligible for dividends.

There shall be one (1) class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: August 27, 2012

Effective date if applicable: August 27, 2012

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____________________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated August 27, 2012

Signature Diane J. Harrison

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Diane J. Harrison

(Typed or printed name of person signing)

Secretary and Director

(Title of person signing)